EXHIBIT 4.4

                                                               EXECUTION VERSION

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of August 9, 2005 (this "Second Supplemental Indenture"), is by and among ASK JEEVES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), IAC/INTERACTIVECORP, a corporation organized and existing under the laws of the State of Delaware ("IAC"), and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture, dated as of June 4, 2003 (the "Original Indenture") and the Company, IAC, and the Trustee have entered into a First Supplemental Indenture, dated as of July 19, 2005 (together with the Original Indenture, the "Indenture"). Capitalized terms used herein have the meanings assigned to them in the Indenture, unless otherwise indicated. In Section 11.01 of Article XI of the Indenture it is provided that, among other things, the Company and the Trustee, subject to the conditions and restrictions contained in the Indenture, may from time to time and at any time enter into an indenture or indentures supplemental thereto, and may amend or supplement the Indenture and/or the Securities, for the following purposes, among others: (i) to comply with Section 4.10 of the Indenture, (ii) to cure any ambiguity, defect or inconsistency, or (iii) to make any other change that does not adversely affect the rights of any Securityholder.

     The Company created and issued under and in accordance with the provisions of the Indenture, certain Zero Coupon Convertible Subordinated Securities Due June 1, 2008.

     On July 19, 2005, the Company merged with a wholly owned subsidiary of IAC, with the Company surviving the merger and becoming a wholly-owned subsidiary of IAC.

     On August 9, 2005, IAC effected a separation of the majority of its travel and travel-related businesses, subsidiaries and investments from the remainder of its businesses by means of a one-for-two split of its Common Stock (the "Reverse Split") and a subsequent reclassification (the "Rec1assification") of its Common Stock (the Reverse Split and the Reclassification, together with all related transactions, the "Transactions"). As a result of the Reverse Split, each holder of Common Stock immediately prior to the Reverse Split received one share of Common Stock for every two shares of Common Stock held previously. As a result of the Reclassification, each holder of Common Stock immediately prior to the Reclassification received one share of $0.001 par value common stock of IAC and 1/100 of a share of Series 1 Mandatory Exchangeable Preferred Stock of IAC. Immediately following the Reclassification, the Mandatory Exchangeable Preferred Stock automatically exchanged into one share of $0.001 par value common stock of Expedia, Inc., a Delaware Corporation ("Expedia"). The net result of the Transactions was that holders of Common Stock received one share of IAC $0.001 par value common stock and one share of Expedia $0.001 par value common stock for every two shares of Common Stock held immediately prior to the Transactions.

     The Company, the Trustee and IAC now desire to supplement the Indenture to comply with the requirements of Section 4.10 of the Indenture.

     NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

1.   THE FOLLOWING SHALL BE ADDED AS ADDITIONAL DEFINITIONS IN SECTION 1.01 OF
     ARTICLE I OF THE INDENTURE IN APPROPRIATE ALPHABETICAL SEQUENCE:

     "Expedia" means Expedia, Inc., a corporation organized and existing under the laws of the State of Delaware.

     "Expedia Stock" means the common stock of Expedia, $0.001 par value, as it exists on the date of the Second Supplemental Indenture and any shares of any class or classes of capital stock of Expedia resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Expedia and which are not subject to redemption by Expedia; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Second Supplemental Indenture" means the Second Supplemental Indenture, dated August 9, 2005, by and among the Company, IAC and the Trustee.

2. THE DEFINITION OF THE TERMS "APPLICABLE STOCK," "BOARD OF DIRECTORS," "COMMON STOCK," "OFFICER," "OFFICER'S CERTIFICATE," "TRADING DAY," AND "VOLUME WEIGHTED AVERAGE PRICE" SHALL BE AMENDED AND RESTATED IN FULL, AS
     FOLLOWS:

     "Applicable Stock" means (i) the Common Stock and/or the Expedia Stock, as the case may be, (ii) in the event of a merger, consolidation or other similar transaction involving IAC or Expedia in which IAC or Expedia, as the case may be, is not the surviving corporation, the common stock, common equity interests, ordinary shares or American Depositary Shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

     "Board of Directors" means either the board of directors of the Company or of IAC, as the case may be, or any committee thereof authorized to act for such board with respect to this Indenture, provided, that with respect to any determination to be made by a Board of Directors hereunder with respect to the value of Expedia Stock (or any distribution thereon or consideration therefor), the applicable Board of Directors shall be that of IAC.

     "Common Stock" means the common stock of IAC, $0.001 par value, as it exists on the date of the Second Supplemental Indenture and any shares of any class or classes of capital stock of IAC resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of IAC and which are not subject to redemption by IAC; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities should be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

     "Officer" means, as to any Person, the following officers of such Person: the Chairman or any Co-Chairman of the Board, any Vice Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, the Secretary or any Assistant Controller or Assistant Secretary.

     "Officer's Certificate" means a certificate signed by two Officers; provided, however, that for purposes of Sections 4.11 and 6.03, "Officers' Certificate" means a certificate signed by the principal executive officer, principal financial officer or principal accounting officer of the Company (or of IAC, as the case may be) and by one other Officer.

     "Trading Day" means a day during which trading in securities generally occurs on The Nasdaq National Market (or, if the Common Stock or Expedia Stock is not quoted on The Nasdaq National Market, on the principal other market on which the Common Stock or the Expedia Stock, as applicable, is then traded), other than a day on which a material suspension of or limitation on trading is imposed that affects either The Nasdaq National Market (or, if applicable, such other market) in its entirety or only the shares of Common Stock or Expedia Stock, as applicable, (by reason of movements in price exceeding limits permitted by the relevant market on which the shares are traded or otherwise) or on which The Nasdaq National Market (or, if applicable, such other market) cannot clear the transfer of IAC's shares or of Expedia's shares due to an event beyond the such company's control.

     "Volume Weighted Average Price" means, with respect to one share of Common Stock or Expedia Stock, as applicable, on any Trading Day, the volume weighted average prices as displayed under the heading "Bloomberg VWAP" on the applicable Bloomberg Pages in respect of the period from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day (or if such volume weighted average price is not available, the market value of one share of Common Stock or Expedia Stock, as applicable, on such Trading Day as the Company determines in good faith using a volume weighted method).

3.   THE FOLLOWING SHALL BE ADDED AS AN ADDITIONAL REFERENCE IN SECTION 1.02 OF
     ARTICLE I OF THE INDENTURE IN APPROPRIATE ALPHABETICAL SEQUENCE:

--------------------------------------------------------------------------------
               Term                          Defined in Section
--------------------------------------------------------------------------------
"Expedia Cash Amount"                        4.02

--------------------------------------------------------------------------------
"Expedia Conversion Price"                   4.06
--------------------------------------------------------------------------------
"Expedia Partial Cash Amount"                4.02
--------------------------------------------------------------------------------
"IAC Cash Amount"                            4.02
--------------------------------------------------------------------------------
"IAC Partial Cash Amount"                    4.02
--------------------------------------------------------------------------------


4. THE PHRASE "THE CONVERSION PRICE" CONTAINED IN SECTION 3.02(B)(12) OF THE INDENTURE SHALL BE AMENDED AND REPLACED BY THE FOLLOWING:

the Conversion Price and Expedia Conversion Price

5. THE PHRASE "INTO COMMON STOCK" CONTAINED IN SECTION 3.02(B)(14) OF THE INDENTURE SHALL BE AMENDED AND REPLACED BY THE FOLLOWING:

into Common Stock and Expedia Stock

6. THE PHRASE "INTO SHARES OF COMMON STOCK" CONTAINED IN SECTION 3.03 OF THE INDENTURE SHALL BE AMENDED AND REPLACED BY THE FOLLOWING:

into shares of Common Stock and Expedia Stock

7. ARTICLE IV OF THE INDENTURE SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS SET FORTH IN ANNEX A HERETO.

8.   SECTION 6.02 OF THE INDENTURE SHALL BE AMENDED BY ADDING A NEW PARAGRAPH:
     AT THE END THEREOF AS FOLLOWS:

     Neither IAC nor the Company shall have any responsibility to cause or require Expedia to file with the SEC or with the Trustee any reports or other information and documents, whether or not required pursuant to the Exchange Act or other applicable law, and neither IAC nor the Company makes any representation or warranty with respect to Expedia's compliance with the Exchange Act or other applicable law.

9. THE PHRASE "INTO COMMON STOCK" CONTAINED IN SECTION 8.04 OF THE INDENTURE SHALL BE AMENDED AND REPLACED BY THE FOLLOWING:

into Common Stock and/or Expedia Stock

10. PARAGRAPH 6 OF EXHIBIT A TO THE INDENTURE AND OF EACH SECURITY SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS SET FORTH IN ANNEX B HERETO.

11. THE FORM OF CONVERSION NOTICE SET FORTH IN EXHIBIT A TO THE INDENTURE AND IN EACH SECURITY SHALL BE AMENDED AND RESTATED IN ITS ENTIRETY AS SET FORTH IN ANNEX C HERETO.

EFFECT OF SECOND SUPPLEMENTAL INDENTURE

     The Company, IAC and the Trustee hereby agree that by virtue of their execution and delivery of this Second Supplemental Indenture, the Securities shall be deemed to be amended in accordance with the provisions of paragraphs 1 through 11 above.

     This Second Supplemental Indenture shall become effective, and the provisions provided for in this Second Supplemental Indenture shall become operative, immediately upon execution of this Second Supplemental Indenture by the parties hereto.

RATIFICATION OF INDENTURE; SECOND SUPPLEMENTAL INDENTURE; PART OF INDENTURE.

     Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered shall be bound hereby.

MISCELLANEOUS

1. GOVERNING LAW. This Second Supplemental Indenture shall be governed in accordance with the internal laws of the State of New York.

2. TRUSTEE MAKES NO REPRESENTATIONS. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and IAC and not of the Trustee.

3. COUNTERPARTS. This Second Supplemental Indenture may be simultaneously executed by facsimile or electronic mail and in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

4. EFFECT OF HEADINGS. All descriptive headings of this Second Supplemental Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.




                     [Remainder of Page Intentionally Blank]

     IN WITNESS HEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

                                    ASK JEEVES, INC.

                                    By:    /s/ Steve Sordello
                                        ----------------------------------------
                                        Name:  Steve Sordello
                                        Title: Chief Financial Officer



                                    IAC/INTERACTIVECORP

                                    By:    /s/  Gregory R. Blatt
                                        ----------------------------------------
                                        Name:   Gregory R. Blatt, Esq.
                                        Title:  Executive Vice President,
                                                General Counsel and Secretary



                                    THE BANK OF NEW YORK,
                                    As Trustee

                                    By:    /s/  Julie Salovitch-Miller
                                        ----------------------------------------
                                        Name:   Julie Salovitch-Miller
                                        Title:  Vice President

                                                                         ANNEX A


                                   ARTICLE IV

                                   CONVERSION

     SECTION 4.01 CONVERSION PRIVILEGE.

     (a) Subject to the further provisions of this Article IV and paragraph 6 of the Securities, a Holder of a Security may convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into Common Stock and/or Expedia Stock at any time prior to the close of business on the Final Maturity Date, at the applicable Conversion Price and applicable Expedia Conversion Price then in effect, in each case as and to the extent set forth below.

     (b) If a Security is submitted or presented for purchase pursuant to a Change of Control Purchase Notice in accordance with Article III, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Change in Control Purchase Date for such Security or such earlier date as the Holder presents such Security for purchase (unless the Holder withdraws its election pursuant to Section 4.01(e)).

     (c) If IAC elects Share Settlement, (i) the number of shares of Common Stock issuable upon conversion of a Security shall be determined by dividing the aggregate principal amount of the Security or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date and (ii) the number of shares of Expedia Stock issuable upon conversion of a Security shall be determined by dividing the aggregate principal amount of the Security or portion thereof surrendered for conversion by the Expedia Conversion Price in effect on the Conversion Date. The initial Conversion Price and initial Expedia Conversion Price are set forth in paragraph 6 of the Securities and are subject to adjustment as provided in this Article IV.

     (d) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

     (e) A Security in respect of which a Holder has delivered a Change in Control Purchase Notice pursuant to Section 3.02(c), exercising the option of such Holder to require the Company to purchase such Security, may be converted only (1) if such Change in Control Purchase Notice is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the Change in Control Purchase Date in accordance with Section 3.03 or (2) pursuant to the deemed withdrawal of such notice under Section 3.02(c).

     (f) A Holder of Securities is not entitled to any rights of a holder of Common Stock and/or Expedia Stock until such Holder has converted its Securities to Common Stock and/or Expedia Stock, and only to the extent such Securities are deemed to have been converted into Common Stock and/or Expedia Stock pursuant to this Article IV.

     SECTION 4.02 CONVERSION PROCEDURE.

     (a) To convert a Security, a Holder must (a) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (b) surrender the Security to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date."

     (b) As soon as practicable after the Conversion Date, and subject to paragraph (c), the Company or IAC shall satisfy all of the obligations of the Company and IAC upon conversion of the Securities ("Conversion Obligations") by delivering to the Holder, at IAC's option, either shares of Common Stock and Expedia Stock, cash, or a combination of cash and shares of Common Stock and/or Expedia Stock, in the following manner:

          (1) If IAC elects to satisfy the entire Conversion Obligation in shares of Common Stock and Expedia Stock ("Share Settlement"), then IAC or the Company will deliver to the Holder (i) shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Securities to be converted by the Holder divided by (B) the Conversion Price in effect on the Conversion Date and (ii) shares of Expedia Stock equal to the quotient of (A) the aggregate principal amount of Securities to be converted by the Holder divided by (B) the Expedia Conversion Price in effect on the Conversion Date;

          (2) If IAC elects to satisfy the entire Conversion Obligation in cash ("Cash Settlement"), then IAC or the Company will deliver to the Holder cash in an amount equal to the sum of (i) the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the Conversion Price in effect on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of Common Stock on each Trading Day during the Cash Settlement Averaging Period (such product, the "IAC Cash Amount") and (ii) the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the Expedia Conversion Price in effect on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of Expedia Stock on each Trading Day during the Cash Settlement Averaging Period (such product, the "Expedia Cash Amount"); or

          (3) If IAC elects to satisfy in cash a portion of the Conversion Obligation that would otherwise be settled in Common Stock (the "IAC Partial Cash Amount") and/or to satisfy in cash a portion of the Conversion Obligation that would otherwise be settled in Expedia Stock (the "Expedia Partial Cash Amount"), then IAC or the Company will deliver to the Holder (i) the IAC Partial Cash Amount (which may be zero), (ii) the Expedia Partial Cash Amount (which may be zero), (iii) a number of shares of Common Stock equal to the quotient of (A) the IAC Cash Amount minus the IAC Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period and (iv) a number of shares of Expedia Stock equal to the quotient of (A) the Expedia Cash Amount minus the Expedia Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Expedia Stock on each Trading Day during the applicable Cash Settlement Averaging Period. Any satisfaction of the Conversion Obligation partially in cash and partially in securities pursuant to this paragraph shall be referred to as a "Combined Settlement."

     (c) Upon receipt of the conversion notice from a Holder by the Company, IAC or the Conversion Agent:

          (1) If IAC elects to satisfy the Conversion Obligation by Share Settlement, then settlement in Common Stock and Expedia Stock will be made on or prior to the fifth (5th) Trading Day following the receipt of such conversion notice.

          (2) If IAC elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then IAC or the Company will notify the Holder, through the Trustee, of the dollar amount to be satisfied in cash at any time on or before the date that is two Business Days following receipt of the notice of conversion (the "Settlement Notice Period"). Share Settlement will apply automatically if neither IAC nor the Company notifies the Holder that IAC has chosen another settlement method.

          (3) If IAC timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the two (2) Business Day period beginning on the day after the Settlement Notice Period (the "Conversion Retraction Period") by notice to the Trustee. The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if IAC elects Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period.

     (d) If an Event of Default (other than an Event of Default in a cash payment upon conversion of the Securities) has occurred and is continuing, IAC and/or the Company may not pay cash upon conversion of any Security or portion of a Security (other than cash for fractional shares).

     (e) The person in whose name the Common Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of IAC shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Price in effect on the Conversion Date as if the stock transfer books of IAC had not been closed. The person in whose name the Expedia Stock certificate is registered shall be deemed to be a stockholder of record on the Conversion Date or as soon as reasonably practicable thereafter. Upon conversion of a Security, such person shall no longer be a Holder of such Security. No payment or adjustment will be made for dividends or distributions on shares of Common Stock or Expedia Stock issued or delivered upon conversion of a Security, except as explicitly set forth herein.

     (f) Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with the Applicable Procedures as in effect from time to time.

     (g) Upon surrender of a Security that is converted in part, IAC and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security equal in principal amount to the unconverted portion of the Security surrendered.

     SECTION 4.03 FRACTIONAL SHARES.

     The Company and/or IAC will not deliver fractional shares of Common Stock or Expedia Stock upon conversion of Securities. In lieu thereof, IAC or the Company will pay an amount in cash for the fractional shares equal to the Volume Weighted Average Price of the Common Stock or Expedia Stock, as applicable, determined during the Cash Settlement Averaging Period multiplied by the fractional share and rounding the product to the nearest whole cent.

     SECTION 4.04 TAXES ON CONVERSION.

     If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue or release of shares of Common Stock and/or Expedia Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock and/or Expedia Stock being issued and/or delivered in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

     SECTION 4.05 IAC TO PROVIDE STOCK.

     (a) IAC shall, from time to time as may be necessary, (i) reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock, and (ii) enter into and maintain such arrangements as may be necessary to provide a sufficient number of shares of Expedia Stock, to permit the conversion of all outstanding Securities into shares of Common Stock and/or Expedia Stock as provided herein. All shares of Common Stock and/or Expedia Stock delivered upon conversion of the Securities shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

          IAC will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the Nasdaq National Market or other over-the-counter market or such other market on which the Common Stock is then listed or quoted; provided, however, that if rules of such automated quotation system or exchange permit IAC to defer the listing of such Common Stock until the first conversion of the Securities into Common Stock in accordance with the provisions of this Indenture, IAC covenants to list such Common Stock issuable upon conversion of the Securities in accordance with the requirements of such automated quotation system or exchange at such time. Any Common Stock issued upon conversion of a Security hereunder which at the time of conversion was a Restricted Security will also be a Restricted Security. In no event shall IAC or the Company have any obligation with respect to the listing of the Expedia Stock on any exchange or in respect of the compliance by Expedia with applicable law, nor do IAC or the Company make any representation or warranty with respect to the foregoing.

     SECTION 4.06 ADJUSTMENT OF CONVERSION PRICE.

     The conversion prices stated in paragraph 6 of the Securities (with respect to Common Stock and Expedia Stock respectively, the "Conversion Price" and the "Expedia Conversion Price") shall be adjusted from time to time by IAC and the Company as follows:

     (a) CONVERSION PRICE.

     (i) In case IAC shall (w) pay a dividend on its Common Stock in shares of Common Stock, (x) make a distribution on its Common Stock in shares of Common Stock, (y) subdivide its outstanding Common Stock into a greater number of shares, or (z) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such Security been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection
(a)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

     (ii) In case IAC shall issue rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price per share of Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

     (iii) In case IAC shall distribute to all or substantially all holders of its Common Stock any shares of capital stock of IAC (other than Common Stock), evidences of indebtedness or other non-cash assets (including securities of any person other than IAC but excluding (1) dividends or distributions paid exclusively in cash or (2) dividends or distributions referred to in subsection
(a) of this Section 4.06), or shall distribute to all or substantially all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (excluding those rights and warrants referred to in subsection
(b) of this Section 4.06 and also excluding the distribution of rights to all holders of Common Stock pursuant to the adoption of a stockholders rights plan or the detachment of such rights under the terms of such stockholder rights plan), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the current Conversion Price by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of IAC, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an IAC Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Current Market Price per share of the Common Stock on such record date. Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

     In the event the then fair market value (as so determined) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants applicable to one share of Common Stock is equal to or greater than the Current Market Price per share of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Security shall have the right to receive upon conversion the amount of capital stock, evidences of indebtedness or other non-cash assets so distributed or of such rights or warrants such holder would have received had such holder converted each Security on such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(c) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock. In the event that IAC has or implements a preferred shares rights plan ("Rights Plan"), upon conversion of the Securities into Common Stock, to the extent that any such Rights Plan is still in effect upon such conversion, the holders of Securities will receive, in addition to the Common Stock, the rights described therein (whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to a Rights Plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 4.06(c). Rights or warrants distributed by IAC to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of IAC's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):
(i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section
4.06 (and no adjustment to the Conversion Price under this Section 4.06 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Price shall be made under this
Section 4.06(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this
Section 4.06 was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

               (A) In case IAC shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by IAC or a Subsidiary of IAC for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by IAC multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of IAC), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid in this Section 4.06(iii)(A)) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date) and the denominator shall be such Current Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

               (B) In case any tender offer made by IAC or any of its Subsidiaries for Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall involve the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof) of any other consideration) that, together with the aggregate amount of
(A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by IAC or any Subsidiary of IAC for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Price adjustment pursuant to this Section 4.06 has been made, exceeds an amount equal to 10.0% of the product of the Current Market Price per share of Common Stock as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of IAC) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Expiration Date by a fraction of which the numerator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of IAC) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock on the Trading Day next succeeding the Expiration Date and the denominator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of IAC) at the Expiration Time and the Current Market Price per share of Common Stock on the Trading Day next succeeding the Expiration Date, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that IAC is obligated to purchase shares pursuant to any such tender offer, but IAC is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price which would have been in effect based upon the number of shares actually purchased. If the application of this Section 4.06(a)(iii)(B) to any tender offer would result in an increase in the Conversion Price, no adjustment shall be made for such tender offer under this
Section 4.06(a)(iii)(B).

               (C) For purposes of this Section 4.06, the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

     (iv) For the purpose of any computation under this Section 4.06, the current market price (the "Current Market Price") per share of Common Stock (or Expedia Stock, as the case may be) on any date shall be deemed to be the average of the Sales Prices for the 30 consecutive Trading Days commencing 45 Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (a)(iii) of this Section 4.06 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under this Section 4.06.

     (v) In any case in which this Section 4.06 shall require that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 4.06, IAC and the Company may elect to defer (but only until five Business Days following the filing by IAC with the Trustee of the certificate described in Section 4.09) delivery to the Holder of any Security converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of IAC issuable upon such conversion over and above the shares of Common Stock and other capital stock of IAC issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, IAC and/or the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by IAC and/or the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Price is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid for any reason, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

     (b) EXPEDIA CONVERSION PRICE.

     In the event that any dividend, distribution, subdivision or combination of securities, tender offer, issuance or other event contemplated in Section 4.06(a) with respect to IAC and/or the Common Stock shall occur with respect to Expedia and/or the Expedia Stock, then equitable adjustments shall be made, including to the Expedia Conversion Price, in substantially the same manner as the adjustments set forth in Section 4.06(a).

     SECTION 4.07 NO ADJUSTMENT.

     (a) No adjustment in the Conversion Price or Expedia Conversion Price shall be required:

          (1) unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price or Expedia Conversion Price, as applicable, as last adjusted; provided, however, that any adjustments which by reason of this
Section 4.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment;

          (2) for issuances of Common Stock or Expedia Stock pursuant to a plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock or Expedia Stock; or

          (3) if the Holders participate in the transactions that would otherwise lead to an adjustment in the Conversion Price or Expedia Conversion Price pursuant to Section 4.06. To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash. All calculations under this Article IV shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     SECTION 4.08 ADJUSTMENT FOR TAX PURPOSES.

     IAC shall be entitled to make such reductions in the Conversion Price and/or the Expedia Conversion Price, in addition to those required by Section 4.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by IAC or Expedia, as the case may be, to its stockholders shall not be taxable.

     SECTION 4.09 NOTICE OF ADJUSTMENT.

     Whenever the Conversion Price, Expedia Conversion Price or conversion privilege is adjusted, IAC or the Company shall promptly mail to Securityholders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. Unless and until the Trustee shall receive an Officers' Certificate setting forth an adjustment of the Conversion Price or Expedia Conversion Price, the Trustee may assume without inquiry that the Conversion Price and Expedia Conversion Price have not been adjusted and that the last Conversion Price and Expedia Conversion Price of which it has knowledge remain in effect.

     SECTION 4.10 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

     If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.06); (b) any consolidation or merger or combination to which IAC is a party other than a merger in which IAC is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of IAC, directly or indirectly, to any person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for Common Stock, then the Company and IAC, or such successor, purchasing or transferee corporation, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security - solely to the extent such Security was otherwise convertible into Common Stock - into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article IV. If, in the case of any such consolidation, merger, combination, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other person and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors and the Trustee shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 4.10 shall similarly apply to successive reclassifications, changes, combinations, consolidations, mergers, sales or conveyances.

     In the event the Company and IAC shall execute a supplemental indenture pursuant to this Section 4.10, IAC or the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the Securities upon the conversion of their Securities after any such reclassification, change, combination, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

     If any of the following shall occur, namely (a) any reclassification or change of shares of Expedia Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, or any other change for which an adjustment is provided in Section 4.06); (b) any consolidation or merger or combination to which Expedia is a party other than a merger in which Expedia is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Expedia Stock; or (c) any sale or conveyance as an entirety or substantially as an entirety of the property and assets of Expedia, directly or indirectly, to any person as a result of which holders of Expedia Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for Expedia Stock, then, in lieu of Expedia Stock - and solely to the extent such Security was otherwise convertible into Expedia Stock - the Holder of each Security then outstanding shall have the right to convert such Security into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, combination, consolidation, merger, sale or conveyance by a holder of the number of shares of Expedia Stock deliverable upon conversion of such Security immediately prior to such reclassification, change, combination, consolidation, merger, sale or conveyance.

     SECTION 4.11 TRUSTEE'S DISCLAIMER.

     The Trustee shall have no duty to determine when an adjustment under this
Article IV should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which IAC or the Company is obligated to file with the Trustee pursuant to
Section 4.09. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the failure of IAC or the Company to comply with any provisions of this Article IV.

     The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in conclusively relying upon, the Officers' Certificate with respect thereto which IAC or the Company is obligated to file with the Trustee pursuant to Section 4.10.

     SECTION 4.12 VOLUNTARY REDUCTION.

     The Company and IAC from time to time may reduce the Conversion Price or Expedia Conversion Price by any amount for any period of time if the period is at least 20 days and if the reduction is irrevocable during the period if the Board of Directors of IAC determines that such reduction would be in the best interest of IAC or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock or similar event, and IAC or the Company provides 15 days prior notice of any reduction in the Conversion Price or Expedia Conversion Price; provided, however, that in no event may the Conversion Price or Expedia Conversion Price be reduced to be less than the par value of a share of Common Stock or Expedia Stock, respectively.

                                                                         ANNEX B


     6. CONVERSION

     A Holder of a Note may convert the principal amount of such Note (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) into shares of Common Stock and Expedia Stock at any time prior to the close of business on June 1, 2008; provided, however, that if the Note is submitted or presented for purchase pursuant to a Change in Control Notice, the conversion right will terminate at the close of business on the Business Day immediately preceding the Change in Control Purchase Date for such Note or such earlier date as the Holder presents such Note for purchase (unless the Holder withdraws its election pursuant to the Indenture).

     The initial Conversion Price is $26.68 per share and the initial Expedia Conversion Price is $26.68 per share, in each case subject to adjustment under certain circumstances as provided in the Indenture. The number of shares of Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Conversion Price in effect on the Conversion Date. The number of shares of Expedia Stock issuable upon conversion of a Note is determined by dividing the principal amount of the Note or portion thereof converted by the Expedia Conversion Price in effect on the Conversion Date.

     To convert a Note, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by a Registrar or the Conversion Agent, and (d) pay any transfer or similar tax, if required. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

     A Note in respect of which a Holder has delivered a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Note may be converted only if the Change in Control Purchase Notice is withdrawn in accordance with the terms of the Indenture.

     As soon as practicable after the Conversion Date, the Company and IAC shall satisfy all of their Conversion Obligations by delivering to the Holder, at IAC's option, either shares of Common Stock and Expedia Stock, cash, or a combination of cash and shares of Common Stock and/or Expedia Stock. If IAC elects to satisfy the entire Conversion Obligation by Share Settlement, then IAC or the Company will deliver to the Holder (i) shares of Common Stock equal to the quotient of (A) the aggregate principal amount of Notes to be converted by the Holder divided by (B) the Conversion Price in effect on the Conversion Date, and (ii) shares of Expedia Stock equal to the quotient of (A) the aggregate principal amount of Notes to be converted by the Holder divided by (B) the Expedia Conversion Price in effect on the Conversion Date.

     If IAC elects to satisfy the entire Conversion Obligation by Cash Settlement, then IAC or the Company will deliver to the Holder cash in an amount equal to the sum of (i) the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the Conversion Price in effect on the Conversion

Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of Common Stock on each Trading Day during the Cash Settlement Averaging Period and
(ii) the product of (A) a number equal to the aggregate principal amount of Securities to be converted by such Holder divided by the Expedia Conversion Price in effect on the Conversion Date, and (B) the arithmetic mean of the Volume Weighted Average Prices of Expedia Stock on each Trading Day during the Cash Settlement Averaging Period;

     If IAC elects to satisfy the Conversion Obligation in a Combined Settlement, then the Company or IAC will deliver to the Holder (i) the IAC Partial Cash Amount, (ii) the Expedia Partial Cash Amount, (iii) a number of shares of Common Stock equal to the quotient of (A) the IAC Cash Amount minus the IAC Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Common Stock on each Trading Day during the applicable Cash Settlement Averaging Period and (iv) a number of shares of Expedia Stock equal to the quotient of (A) the Expedia Cash Amount minus the Expedia Partial Cash Amount divided by (B) the arithmetic mean of the Volume Weighted Average Prices of the Expedia Stock on each Trading Day during the applicable Cash Settlement Averaging Period.

     Upon receipt of the conversion notice from a Holder by the Company, IAC or the Conversion Agent, (1) if IAC elects to satisfy the Conversion Obligation by Share Settlement, then settlement in Common Stock and Expedia Stock will be made on or prior to the fifth (5th) Trading Day following receipt of such conversion notice; or (2) if IAC elects to satisfy the Conversion Obligation by Cash Settlement or Combined Settlement, then the Company or IAC will notify the Holder, through the Conversion Agent, of the dollar amount to be satisfied in cash at any time during the Settlement Notice Period. Share Settlement will apply automatically if the Company or IAC does not notify the Holder that IAC has chosen another settlement method.

     If IAC timely elects Cash Settlement or Combined Settlement, then the Holder may retract the conversion notice at any time during the Conversion Retraction Period by notice to the Conversion Agent. The Holder cannot retract the conversion notice (and the conversion notice therefore will be irrevocable) if IAC elects Share Settlement. If the Holder has not retracted the conversion notice during the Conversion Retraction Period, then Cash Settlement or Combined Settlement will occur on the first Trading Day following the Cash Settlement Averaging Period.

                                                                         ANNEX C
                                CONVERSION NOTICE

     To convert this Note into Common Stock, Expedia Stock and/or cash check the box: [ ]

     To convert only part of this Note, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $--------.

     If you want the stock certificates made out in another person's name, fill in the form below:
--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

                                   Your Signature:

Date:
     -----------------------       ---------------------------------------------
                                   (Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:
By:
     -----------------------

* The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.